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                                                                   EXHIBIT 11(a)

                     RDM SPORTS GROUP, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
           FOR THE THREE MONTHS ENDED JUNE 29, 1997 AND JUNE 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     THREE MONTHS ENDED
                                                                    JUNE 29,    JUNE 30,
                                                                      1997        1996
                                                                      ----        ----
Primary:
  Weighted average common shares outstanding during period            48,986      49,177
  Common shares issuable if all warrants had been converted
     at the date of issuance                                           1,667          --
                                                                    --------    --------

  Average common shares outstanding for primary calculation           50,653      49,177
                                                                    ========    ========

Fully Diluted:
  Weighted average common shares outstanding during period            48,986      49,177
  Net common shares issuable on exercise of warrants                   1,667          --
                                                                    --------    --------

  Average common shares outstanding for fully diluted calculation     50,653      49,177
                                                                    ========    ========


Loss before extraordinary item                                      $(18,337)   $ (5,133)
Extraordinary item - loss on extinguishment of debt                   (2,805)         --
                                                                    --------    --------
Net loss                                                            $(21,142)   $ (5,133)
                                                                    ========    ========

Earnings per share, primary and fully diluted:
    Loss before extraordinary item                                  $  (0.36)   $  (0.10)
    Extraordinary item - loss on extinguishment of debt                (0.06)         --
                                                                    --------    --------
    Net loss                                                        $  (0.42)   $  (0.10)
                                                                    ========    ========




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